ARTHUR PLACE
& COMPANY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

September 7, 2007

U.S. Securities & Exchange Commission
100 F Street, Northeast
Washington, D.C. 20549-2000

File Number: 333-46174
Montana Acquisition Corporation

To Whom It May Concern:

We are supplying this letter as the former accountant of Montana Acquisition Corporation to comply with Item 304(a)(3) of Regulation S-B.

We have been furnished a copy of the disclosures Montana Acquisition Corporation is making in its filed Form 8-K report for the period ended April 8, 2005 and specifically to the events that surround our firm's desire not to stand for reelection. Accordingly, we agree with the statements contained within Form 8-K made by the issuer, Montana, with regards to our reelection.

We are available to respond to further inquiry.

Respectfully submitted,

Arthur Place and Company, PC

COPY

Mark Chalachan 9/7/07

cc: Montana Acquisition Corp.

1218 CENTRAL AVENUE • ALBANY, NEW YORK 12205 • TEL (518) 459-8395 • FAX (518) 459-8399 • EMAIL apcoadvisors.com